Exhibit 4.2

EXECUTION VERSION

BARCLAYS PLC,

Issuer

and

THE BANK OF NEW YORK MELLON ACTING THROUGH ITS LONDON BRANCH,

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 12, 2016

To the Dated Subordinated Debt Securities Indenture, dated as of September 11, 2014,

Between Barclays PLC

and

The Bank of New York Mellon acting through its London Branch, Trustee

US$1,250,000,000 Principal Amount of 5.20% Fixed Rate Subordinated Notes due 2026

SECOND SUPPLEMENTAL INDENTURE, dated as of May 12, 2016 (the “Second Supplemental Indenture”), between BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, and THE BANK OF NEW YORK MELLON, a New York banking corporation, acting through its London branch, as Trustee (herein called the “Trustee”), having a Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, to the DATED SUBORDINATED DEBT SECURITIES INDENTURE, dated as of September 11, 2014 between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, dated as of September 11, 2014 between the Company and the Trustee, and this Second Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of its Dated Subordinated Debt Securities in one or more series;

WHEREAS, Section 9.01(f) of the Base Indenture permits supplements thereto without the consent of Holders of Dated Subordinated Debt Securities to establish the form or terms of Dated Subordinated Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue a series of Dated Subordinated Debt Securities to be known as the Company’s “5.20% Fixed Rate Subordinated Notes due 2026” (the “Securities”) under the Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Second Supplemental Indenture;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows with regard to the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Second Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Second Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Base Indenture” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, United Kingdom, or in the City of New York, United States.

“Company” has the meaning set forth in the first paragraph of this Second Supplemental Indenture, and includes any successor entity.

“Indenture” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in SECTION 2.02 hereof.

“Issue Date” has the meaning set forth in SECTION 2.01(f) hereof.

“Junior Obligations” means the obligations of the Company (as issuer or borrower, as the case may be) in respect of the 8.25% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 8.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, the 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities and the 7.875% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, for the time being outstanding and any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations.

“Parity Obligations” means the obligations of the Company (as issuer or borrower, as the case may be) in respect of the 4.375% Fixed Rate Subordinated Notes 2024 and the 2.625% Fixed Rate Subordinated Callable Notes 2025 of the Company for the time being outstanding and any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations.

“Regular Record Date” means the Business Day immediately preceding each Interest Payment Date (or, if the Securities are definitive Securities, the 15th Business Day preceding each Interest Payment Date).

“Regulatory Event” has the meaning set forth in SECTION 2.05 hereof.

“Securities” has the meaning set forth in the Recitals to this Second Supplemental Indenture.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors; or (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Company or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the Holders of the Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations.

“Tax Event” has the meaning set forth in SECTION 2.04(a) hereof.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

“Trustee” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05 Relation to Base Indenture.

This Second Supplemental Indenture constitutes an integral part of the Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the Securities and any such provisions shall not be deemed to apply to any other Dated Subordinated Debt Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Indenture for any purpose other than with respect to the Securities.

SECTION 1.06 Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Second Supplemental Indenture, refer to this Second Supplemental Indenture as a whole and not to any particular provision of this Second Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “dollars,” “USD” and “$” and mean United States Dollars;

(d) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Second Supplemental Indenture;

(e) wherever the words “include”, “includes” or “including” are used in this Second Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(f) references to a Person are also to its successors and permitted assigns; and

(g) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

5.20% FIXED RATE SUBORDINATED NOTES DUE 2026

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a series of Dated Subordinated Debt Securities under the Base Indenture entitled the “5.20% Fixed Rate Subordinated Notes due 2026.”

(b) The Securities shall be issued initially in the form of one or more registered Global Securities that shall be deposited with or on behalf of DTC on the Issue Date. The Global Securities shall be initially registered in the name of Cede & Co. and executed and issued in substantially the form attached hereto as Exhibit A.

(c) The Company shall issue the Securities in an aggregate principal amount of US$1,250,000,000. The Company may from time to time, without the consent of the Holders of the Securities, issue additional securities having the same ranking and same interest rate, redemption terms and other terms as the Securities described in this Second Supplemental Indenture, except for the price to public and date of issue. Any such additional securities subsequently issued shall rank equally and ratably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the Securities.

(d) Any proposed transfer of an interest in Securities held in the form of a Global Security and shall be effected through the book-entry system maintained by DTC.

(e) The Securities shall not have a sinking fund.

(f) The Securities shall be issued on May 12, 2016 (the “Issue Date”).

(g) The stated maturity of the principal of the Securities shall be May 12, 2026 (the “Stated Maturity”).

(h) The interest rate on the Securities is set forth in SECTION 2.02 hereof.

(i) The provisions of Section 4.01(a)(ii)(B)-(C), Section 4.02 (solely with respect to U.S. Government Obligations and Foreign Government Securities as referred to therein), Section 4.03, Section 11.03, Section 11.07 and Section 11.08 of the Base Indenture shall not apply to the Securities.

(j) The Securities shall be issued in denominations of USD 200,000 in principal amount and integral multiples of USD 1,000 in excess thereof. The denominations cannot be changed without the consent of the Trustee.

SECTION 2.02 Interest.

(a) The interest rate on the Securities shall be 5.20% per annum. Interest shall be payable in two equal semi-annual installments in arrear on May 12 and November 12 of each year (each, an “Interest Payment Date”), commencing on November 12, 2016; provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. Interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed. Interest shall accrue from (and including) the Issue Date or from (and including) the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to (but excluding) the following Interest Payment Date. If a date of redemption is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

SECTION 2.03 Payment of Principal, Interest and Other Amounts. Payments of principal of and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Securities represented by a Global Security shall be made through one or more Paying Agents appointed under the Base Indenture to DTC or its nominee, as the Holder or Holders of the Global Security. Initially, the Paying Agent and the Dated Subordinated Debt Security Registrar for the Securities shall be The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Company may change the Paying Agent or, subject to Section 3.01 of the Base Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Dated Subordinated Debt Security Registrar. Payments of principal of and interest on the Securities represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent.

SECTION 2.04 Optional Tax Redemption.

(a) Subject to SECTION 2.06 of this Second Supplemental Indenture and Section 11.10 of the Base Indenture, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if the

Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations on or after the Issue Date, including any decision of any court or tribunal which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations):

(i) the Company will or would be required to pay Additional Amounts to Holders of the Securities;

(ii) the Company would not be entitled to claim a deduction in respect of any payment in respect of the Securities in computing the Company’s taxation liabilities (or the value of any such deduction would be reduced); or

(iii) the Company would not, as a result of the Securities being in issue be able to have the losses or deductions set against the profits or gains or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist);

(each such change in tax law or regulation or the official application thereof, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this SECTION 2.04 if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company’s taking reasonable measures available to the Company.

(b) Prior to the delivery of any notice of redemption the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee, confirming that the Company is entitled to exercise its right of redemption under this SECTION 2.04.

(c) SECTIONS 2.04(a) and 2.04(b) of this Second Supplemental Indenture hereby amend and replace in their entirety Sections 11.09(a) and 11.09(b) of the Base Indenture, respectively.

SECTION 2.05 Regulatory Event Redemption. Subject to SECTION 2.06 of this Second Supplemental Indenture and Section 11.10 of the Base Indenture, the Company may, at the Company’s option, at any time, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if, on or after the Issue Date, there occurs a change in the regulatory classification of the Securities that results in, or would be likely to result in the whole or any part of the outstanding aggregate principal amount of the Securities at any time being excluded from or ceasing to count towards, the Group’s Tier 2 Capital (a “Regulatory Event”).

SECTION 2.06 Notice of Redemption.

(a) Before the Company may redeem the Securities pursuant to SECTION 2.04 or SECTION 2.05, the Company shall deliver via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Dated Subordinated Debt Security Register) prior notice of not less than thirty (30) days, nor more than sixty (60) days, to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). The content of such notice shall be in accordance with Section 11.04 of the Base Indenture and such notice shall be irrevocable except in the limited circumstances described in SECTION 2.06(b) below.

(b) If the Company has delivered a notice of redemption pursuant to SECTION 2.06(a), but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c) If the event specified in SECTION 2.06(b) above occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the Dated Subordinated Debt Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

(d) SECTION 2.06 of this Second Supplemental Indenture hereby amends and replaces in its entirety Sections 11.09(c) and 11.09(d) of the Base Indenture.

SECTION 2.07 Agreement with Respect to Exercise of U.K. Bail-In Power.

(a) Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K.

Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

(b) By its acquisition of the Securities, each Holder and Beneficial Owner:

(i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities;

(iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.13 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this SECTION 2.07(b)(iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority in respect of the Securities, the Securities remain Outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Second Supplemental Indenture);

(iv) shall be deemed to have (i) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c) No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

(d) Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(e) The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

(f) The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute a Winding-Up Event or a Non-Payment Event.

(g) SECTION 2.07 of this Second Supplemental Indenture hereby amends and replaces in its entirety Section 13.01 of the Base Indenture.

SECTION 2.08 Subsequent Holders’ Agreement.

(a) Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power and the limitations on remedies specified in Section 5.03 of the Base Indenture.

(b) SECTION 2.08 of this Second Supplemental Indenture hereby amends and replaces in its entirety Section 14.01 of the Base Indenture.

SECTION 2.09 Additional Amounts and FATCA Withholding Tax The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

ARTICLE III

SUBORDINATION

SECTION 3.01 Securities Subordinate to Claims of Senior Creditors. With respect to the Securities only, this SECTION 3.01 hereby amends Section 12.01 of the Base Indenture in its entirety, and references in the Base Indenture to Article 12 and Section 12.01 thereof shall be to such Article and Section as amended by this SECTION 3.01.

(a) The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves.

(b) In the event of a winding-up or administration of the Company, the claims of the Trustee (on behalf of the Holders of the Securities but not the rights and claims of the Trustee in its personal capacity under the Indenture) and the Holders of the Securities against the Company, in respect of such Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Company which in each case by law rank, or by their terms are expressed to rank, pari passu with the Securities; and

(iii) rank senior to the Company’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Securities.

In the event of a winding-up or liquidation of the Company, if any amount in respect of the Securities is paid to the Holders of such Securities or to the Trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such Holders or the Trustee upon trust to be applied in the following order: (i) to the amounts due to the Trustee in or about the execution of the trusts of the Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding up of the Company to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of the Company’s other resources; and (iii) in payment of Securities issued under the Indenture. By accepting the Securities, each Holder and Beneficial Owner agrees to be bound by the Indenture’s subordination provisions and irrevocably authorizes the Company’s liquidator to perform on behalf of the Holder and Beneficial Owner the above subordination trust.

SECTION 3.02 No Set-Off. Subject to applicable law, no Holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder of Securities by the Company in respect of, or arising under, the Securities are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01 Effectiveness. This Second Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 4.02 Original Issue. The Securities may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 4.03 Ratification and Integral Part. The Base Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Second Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 4.04 Priority. This Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 4.05 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 4.06 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.07 Governing Law. This Second Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions and the waiver of set-off provisions in ARTICLE III of this Second Supplemental Indenture, which are governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Miray Muminoglu
Name:	Miray Muminoglu
Title:	Co-head of CME

THE BANK OF NEW YORK MELLON, AS TRUSTEE, PAYING AGENT AND DATED SUBORDINATED DEBT SECURITY REGISTRAR

By:	/s/ Robert Timmons
Name:	Robert Timmons
Title:	Vice President

Signature Page to the Second Supplemental Indenture

Form of Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Dated Subordinated Debt Securities Indenture, dated as of September 11, 2014 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture, dated as of May 12, 2016 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, dated September 11, 2014, and the Base Indenture, the “Indenture”).

The rights of the Holder and Beneficial Owners of this Security are, to the extent and in the manner set forth in Section 3.01 of the Second Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), subordinated to the claims of other creditors of the Company, and this Security is issued subject to the provisions of that Section 3.01, and the Holder and Beneficial Owners of this Security, by accepting the same, agrees to, and shall be bound by, such provisions. The provisions of Section 3.01 of the Second Supplemental Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, English law.

The exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority may result in the (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power.

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The rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

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BARCLAYS PLC

5.20% Fixed Rate Subordinated Notes due 2026

No. [●]	$[●]

CUSIP NO. 06738E AP0

ISIN NO. US06738EAP07

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[●] ([●]) on May 12, 2026 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from May 12, 2016 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid semi-annually in arrear on May 12 and November 12 of each year (each, an “Interest Payment Date”), commencing on November 12, 2016 and ending on the Maturity Date, except as otherwise provided herein, at the rate of 5.20% per annum, until the principal hereof is paid or made available for payment.

If any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date. If a date of redemption is not a Business Day, the Company may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, United Kingdom, or in the City of New York, United States.

Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

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Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Dated Subordinated Debt Security Registrar for the Securities shall be The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Company may change the Paying Agent or, subject to Section 3.01 of the Base Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions referred to herein and in Section 3.01 of the Second Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), and the waiver of set-off provisions referred to in Section 3.02 of the Second Supplemental Indenture, which are governed by, and construed in accordance with, English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: May 12, 2016	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date: May 12, 2016	THE BANK OF NEW YORK MELLON,
LONDON BRANCH

As Trustee

By:
Authorized Signatory

Signature Page to Global Note 001

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Dated Subordinated Debt Securities Indenture, dated as of September 11, 2014 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented and amended by the Second Supplemental Indenture, dated as of May 12, 2016 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, dated September 11, 2014, and the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$1,250,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Any amounts to be paid by the Company on the Securities shall be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by any Taxing Jurisdiction to be deducted or withheld, the Company shall, subject to the exceptions and limitations set forth in Section 10.04 of the Base Indenture and Section 3.01 of the Second Supplemental Indenture, pay such additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Securities, after such deduction or withholding, shall equal the respective amounts of principal and interest that would have been payable in respect of such Securities had no such deduction or withholding been required.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

Subject to the limitations specified below, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if on or after the Issue Date, there occurs a change in the regulatory classification of the Securities that results in, or would be likely to result in the whole or any part of the outstanding aggregate principal amount of the Securities at any time being excluded from or ceasing to count towards, the Group’s Tier 2 Capital (a “Regulatory Event”).

Subject to the limitations specified below, the Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if the Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations on or after the Issue Date, including any decision of any court or tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations): (a) the Company will or would be required to pay Additional Amounts to Holders of the Securities, (b) the Company would not be entitled to claim a deduction in respect of any payment in respect of the Securities in computing the Company’s taxation liabilities (or the value of any such deduction would be reduced), or (c) the Company would not, as a result of the Securities being in issue, be able to have the losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date, or any similar system or systems having like effect as may from time to time exist), (each of (a), (b) and (c) above, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this paragraph if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

Prior to the delivery of any notice of redemption, the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under Section 2.04 of the Second Supplemental Indenture.

Before the Company may redeem the Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, the Company shall deliver prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in this paragraph. If the Company has delivered a notice of redemption pursuant to this paragraph, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If the event specified in the preceding sentence occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC and to the Trustee directly, specifying the occurrence of the relevant event.

Notwithstanding any other provision of this Security or the Second Supplemental Indenture, the Company may redeem the Securities at the Company’s option as a result of a Regulatory Event or a Tax Event (and give notice thereof to the Holders of the Securities) only if the Company has obtained the prior consent of the PRA (if such consent is required by the Capital Regulations) for the redemption of the relevant Securities.

The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

By its acquisition of the Securities, each Holder and Beneficial Owner acknowledges and agrees that (i) the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities or any cancellation or deemed cancellation of interest pursuant to the terms of this Security and the Indenture shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.13 of the Base Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this clause (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power and the limitations on remedies specified in in this Security and Section 5.03 of the Base Indenture.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

The exercise of the U.K. Bail-In Power by the Relevant U. K. Resolution Authority with respect to the Securities shall not constitute a Winding-Up Event or Non-Payment Event.

A “Winding-Up Event” shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

If a Winding-Up Event occurs, subject to the subordination provisions of Section 3.01 of the Second Supplemental Indenture, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

If the Company fails to pay any amount that has become due and payable under this Security and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

In addition to the remedies for a Non-Payment Event provided in the paragraph above, the Trustee, may without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding upon the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest) (such obligation, a “Performance Obligation”), provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. For the avoidance of doubt, the sole and exclusive manner by which the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may seek to enforce or otherwise claim a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges and agrees that such Holder and Beneficial Owner shall not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company.

Other than the limited remedies specified in this Security and Article 5 of the Base Indenture, and subject to the second paragraph below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.07 of the Base Indenture expressly survive any such Event of Default and are not subject to the subordination provisions of Section 3.01 of the Second Supplemental Indenture.

In the case of an Event of Default under this Security, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. An “Event of Default” shall occur upon (i) the occurrence of a Winding-Up Event or (ii) the occurrence of a Non-Payment Event or (iii) a breach by the Company of a Performance Obligation.

Notwithstanding the limitations on remedies specified in this Security and under Article 5 of the Base Indenture, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Securities under the provisions of the Indenture, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Securities under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Section 3.01 of the Second Supplemental Indenture.

The Securities shall constitute the Company’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. In the event of a winding-up or administration of the Company, the claims of the Trustee (on behalf of the Holders of the Securities but not the rights and claims of the Trustee in its personal capacity under the Indenture) and the Holders of the Securities against the Company, in respect of such Securities (including any damages or other amounts (if payable)) shall: (i) be subordinated to the claims of all Senior Creditors; (ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Company which in each case by law rank, or by their terms are expressed to rank, pari passu with the Securities; and (iii) rank senior to the Company’s ordinary shares, preference shares and any junior (including Junior Obligations) subordinated obligations or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Securities.

In the event of a winding-up or liquidation of the Company, if any amount in respect of the Securities is paid to the Holders of such Securities or to the Trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such Holders or the Trustee upon trust to be applied in the following order: (i) to the amounts due to the Trustee in or about the execution of the trusts of the Indenture; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding up of the Company to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of the Company’s other resources; and (iii) in payment of Securities issued under the Indenture. By accepting the Securities, each Holder and Beneficial Owner agrees to be bound by the Indenture’s subordination provisions and irrevocably authorizes the Company’s liquidator to perform on behalf of the Holder and Beneficial Owner the above subordination trust.

“Senior Creditors” means creditors of the Company (i) who are unsubordinated creditors; or (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Issuer or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the Holders of the Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations.

Subject to applicable law, no Holder of Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Securities and each Holder of Securities shall, by virtue of its holding of any Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder of Securities by the Company in respect of, or arising under, the Securities are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the notes, each Holder and Beneficial owner agrees to be bound by these provisions relating to waiver of set-off.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Event of Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security; provided that, any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, shall be subject to the subordination provisions set forth in Article 12 of the Base Indenture and Article III of the Second Supplemental Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Dated Subordinated Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Dated Subordinated Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions referred to herein and in Section 3.01 of the Second Supplemental Indenture (which amends in its entirety Section 12.01 of the Base Indenture), and the waiver of set-off provisions referred to in Section 3.02 of the Second Supplemental Indenture, which are governed by, and construed in accordance with, English law.

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